Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC.
REPORTS 2016 FIRST QUARTER RESULTS

CARMEL, IN, April 29, 2016—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that diluted earnings per share in the first three months of 2016 decreased to $0.17 compared to $0.44 in the first three months of 2015.  New student enrollment in the first quarter of 2016 decreased 16.4% to 11,788 compared to 14,104 in the same period in 2015. Total student enrollment decreased 15.4% to 43,293 as of March 31, 2016 compared to 51,201 as of March 31, 2015.

The company provided the following information for the three months ended March 31, 2016 and 2015:

Financial and Operating Data for the Three Months Ended March 31st, Unless Otherwise Indicated
(Dollars in millions, except per share data)

			Increase/
	2016	2015	(Decrease)

Revenue	$191.5	$230.0	(16.7)%
Operating Income	$14.2	$27.6	(48.6)%
Operating Margin	7.4%	12.0%	(460) basis points
Net Income	$4.1	$10.4	(60.7)%
Earnings Per Share (diluted)	$0.17	$0.44	(61.4)%
New Student Enrollment	11,788	14,104	(16.4)%
Continuing Students	31,505	37,097	(15.1)%
Total Student Enrollment as of March 31st	43,293	51,201	(15.4)%
Persistence Rate as of March 31st (A)	70.1%	69.2%	90 basis points
Bad Debt Expense as a Percentage of Revenue	3.8%	5.3%	(150) basis points
Days Sales Outstanding as of March 31st	22.4 days	18.1 days	4.3 days
Deferred Revenue as of March 31st	$106.0	$139.9	(24.2)%
Cash and Cash Equivalents as of March 31st	$108.7	$146.0	(25.5)%
Restricted Cash as of March 31st	$5.5	$6.3	(12.5)%
Collateral Deposits as of March 31st	$91.2	$97.9	(6.8)%
Private Education Loans (current and non-current), Less Allowance for Loan Losses, as of March 31st (B)	$64.7	$86.1	(24.8)%
PEAKS Trust Senior Debt (current and non-current) as of March 31st (C)	$44.6	$71.7	(37.8)%
CUSO Secured Borrowing Obligation (current and non-current) as of March 31st (D)	$107.8	$117.2	(8.0)%
Term Loans (current and non-current) as of March 31st (E)	$49.6	$93.2	(46.8)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,856,000	23,819,000
Capital Expenditures	$0.7	$0.9	(17.4)%

_________________
(A)	Persistence rate represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)
With respect to the private education loans as of March 31, 2016, the amount included $9.8 million classified as current, and $54.9 million classified as non-current.  With respect to the private education loans as of March 31, 2015, the amount included $9.5 million classified as current, and $76.5 million classified as non-current.

(C)
With respect to the PEAKS Trust Senior Debt as of March 31, 2016, the amount included $15.6 million classified as current, and $28.9 million classified as non-current.  With respect to the PEAKS Trust Senior Debt as of March 31, 2015, the amount included $26.5 million classified as current, and $45.1 million classified as non-current.

(D)
With respect to the CUSO Secured Borrowing Obligation as of March 31, 2016, the amount included $18.1 million classified as current, and $89.7 million classified as non-current.  With respect to the CUSO Secured Borrowing Obligation as of March 31, 2015, the amount included $21.0 million classified as current, and $96.2 classified as non-current.

(E)
With respect to the term loans as of March 31, 2016, the full amount of $49.6 million was classified as current.  With respect to the term loans as of March 31, 2015, the amount included $12.1 million classified as current, and $81.1 million classified as non-current.

Chief Executive Officer Kevin M. Modany noted, “We were disappointed with our new student enrollment results for the first quarter of 2016 and continue to experience a challenging new student recruitment environment.  As of April 24, 2016, new student applications for academic periods that begin in the second quarter of 2016 were down 20% compared to the same period in the prior year, suggesting to us that we will experience similar year-over-year declines in new student enrollment in the second quarter of 2016.”

Modany continued, “As we evaluate the relevant information, we have been unable to find any indication or trend in the data that suggests to us that the enrollment environment will materially improve for the remainder of 2016.  As a result, we are adjusting our internal new student enrollment goals for 2016 from our original expectation for a decrease of 12% to 15% compared to 2015 to a revised range of a decrease of 15% to 20% compared to the prior year.”

Chief Financial Officer Rocco Tarasi added, “While we continue to experience strong enrollment headwinds, we continue to have success in executing on our cost containment efforts to right size the business to account for our current and projected student census.  As such, we are increasing our internal goal for earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the twelve months ended December 31, 2016 from the previous range of $50 million to $70 million to a revised range of $55 million to $75 million.”

The projected new student enrollment, EBITDA and EBITDA component amounts are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated.  Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those discussed in the documents that the company files with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.

EBITDA is not a measurement under generally accepted accounting principles in the United States (“GAAP”) and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP.  The company believes that EBITDA provides useful information to management and investors as an indicator of the company's operating performance. A reconciliation of projected 2016 EBITDA to projected 2016 net income is included on Schedule A attached to this release.

Based on various assumptions, including the historical and projected performance and collection of the student loans held by the PEAKS Trust and the CUSO, the company reported that its current estimate of the payments it may have to make under the PEAKS guarantee and the CUSO risk sharing agreement (the “CUSO RSA”), in the aggregate, are approximately:

•	$27.4 million in 2016 (of which $12.4 million was paid in the three months ended March 31, 2016);
•	$12.6 million in 2017;
•	$13.0 million in 2018; and
•	$105.3 million in 2019 and later, which amount includes an approximately $10.3 million payment in 2020 under the PEAKS guarantee.

These estimated payment amounts are net of estimated aggregate recoveries of approximately $3.8 million under the CUSO RSA, which the company expects to offset against amounts due by it under the CUSO RSA over these periods.  The company urges readers to review the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 when it is filed with the U.S. Securities and Exchange Commission, which report will contain additional information regarding these estimated payment amounts, including the assumptions used, the estimates of the type of payments, regular or discharge, and estimated recoveries, under the CUSO RSA.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2016 first quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of adverse actions by the U.S. Department of Education (“ED”) related to certain deficiencies; the action by the U.S. Securities and Exchange Commission against the company; issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                            www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(unaudited)

	As of
	March 31, 2016	December 31, 2015	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$108,663	$130,897	$145,951
Restricted cash	5,538	6,015	6,328
Accounts receivable, net	47,086	48,837	46,200
Private education loans	9,787	8,480	9,541
Deferred income taxes	22,044	26,440	28,584
Prepaid expenses and other current assets	21,447	22,429	56,068
Total current assets	214,565	243,098	292,672

Property and equipment, net	138,242	142,164	152,181
Private education loans, excluding current portion, net	54,912	62,161	76,528
Deferred income taxes	69,402	71,817	65,912
Collateral deposits	91,229	91,168	97,932
Other assets	54,041	53,246	54,022
Total assets	$622,391	$663,654	$739,247

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of term loans	$49,623	$68,161	$12,082
Current portion of PEAKS Trust senior debt	15,634	20,105	26,533
Current portion of CUSO secured borrowing obligation	18,065	23,591	20,963
Accounts payable	56,694	59,753	73,390
Accrued compensation and benefits	15,949	12,425	15,151
Other current liabilities	29,631	31,973	28,602
Deferred revenue	105,996	113,739	139,856
Total current liabilities	291,592	329,747	316,577

Term loans, excluding current portion	0	0	81,147
PEAKS Trust senior debt, excluding current portion	28,916	30,701	45,127
CUSO secured borrowing obligation, excluding current portion	89,695	91,728	96,226
Other liabilities	50,132	50,342	52,247
Total liabilities	460,335	502,518	591,324

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	178,134	181,160	185,936
Retained earnings	991,330	987,223	974,184
Accumulated other comprehensive (loss) income	(1,932)	(1,693)	963
Treasury stock, 13,369,997, 13,394,834 and 13,516,221 shares at cost	(1,005,847)	(1,005,925)	(1,013,531)
Total shareholders' equity	162,056	161,136	147,923
Total liabilities and shareholders' equity	$622,391	$663,654	$739,247

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(unaudited)

	Three Months
	Ended March 31,
	2016	2015

Revenue	$191,499	$229,975

Costs and expenses:
Cost of educational services	92,631	103,553
Student services and administrative expenses	77,899	90,252
Legal and professional fees related to certain lawsuits,
investigations and accounting matters	4,871	7,286
Provision for private education loan losses	1,878	1,244
Total costs and expenses	177,279	202,335

Operating income	14,220	27,640
Interest income	68	13
Interest (expense)	(7,099)	(10,388)
Income before provision for income taxes	7,189	17,265
Provision for income taxes	3,082	6,818

Net income	$4,107	$10,447

Earnings per share:
Basic	$0.17	$0.44
Diluted	$0.17	$0.44

Supplemental Data:
Cost of educational services	48.4%	45.0%
Student services and administrative expenses	40.7%	39.2%
Legal and professional fees related to certain lawsuits,
investigations and accounting matters	2.5%	3.2%
Provision for private education loan losses	1.0%	0.5%
Operating margin	7.4%	12.0%
Student enrollment at end of period	43,293	51,201
Campuses at end of period	138	143
Shares for earnings per share calculation:
Basic	23,742,000	23,560,000
Diluted	23,856,000	23,819,000

Effective tax rate	42.9%	39.5%

ITT EDUCATIONAL SERVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months
	Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$4,107	$10,447
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	5,183	5,981
Provision for doubtful accounts	7,309	12,183
Deferred income taxes	3,103	9,869
Stock-based compensation expense	1,227	1,896
Accretion of discount on private education loans	(2,724)	(3,081)
Accretion of discount on term loans	487	391
Accretion of discount on PEAKS Trust senior debt	720	1,655
Accretion of discount on CUSO secured borrowing obligation	45	219
Provision for private education loan losses	1,878	1,244
Other	(237)	(267)
Changes in operating assets and liabilities:
Restricted cash	477	(288)
Accounts receivable	(5,558)	(12,000)
Private education loans	6,788	6,644
Accounts payable	(3,346)	5,542
Other operating assets and liabilities	618	717
Deferred revenue	(7,743)	(7,619)
Net cash flows from operating activities	12,334	33,533

Cash flows from investing activities:
Capital expenditures	(718)	(869)
Collateral and escrowed funds	(61)	0
Net cash flows from investing activities	(779)	(869)

Cash flows from financing activities:
Repayment of term loans	(19,176)	(2,500)
Repayment of PEAKS Trust senior debt	(6,976)	(15,646)
Repayment of CUSO secured borrowing obligation	(7,604)	(4,037)
Common shares tendered for taxes	(33)	(467)
Net cash flows from financing activities	(33,789)	(22,650)

Net change in cash and cash equivalents	(22,234)	10,014

Cash and cash equivalents at beginning of period	130,897	135,937

Cash and cash equivalents at end of period	$108,663	$145,951

Schedule A

EBITDA is not a measurement under GAAP and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP.  The company believes that EBITDA provides useful information to management and investors as an indicator of the company's operating performance.

Projected EBITDA is only an estimate and contains forward-looking information.  The company has made a number of assumptions in preparing the projection, including assumptions as to the components of the projected EBITDA.  These assumptions may or may not prove to be correct.  In order to provide projections with respect to EBITDA, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected EBITDA.  By providing these estimates, the company is in no way indicating that it is providing projections on those GAAP components of the reconciliation.

Projected EBITDA can be reconciled to the company's projected net income for the period indicated, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2016
	Low End of Range	High End of Range
	(Dollars in thousands)
Net Income	$10,200	$19,800
Plus: Interest expense, net	23,000	25,000
Income taxes	6,800	13,200
Depreciation and amortization	15,000	17,000
EBITDA	$55,000	$75,000